UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 14, 2011

OHIO LEGACY CORP.
(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 South Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

(330) 499-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01       Completion of Acquisition or Disposition of Assets.

On October 14, 2011, Premier Bank & Trust, National Association (“Premier”), a wholly-owned subsidiary of Ohio Legacy Corp. (“Ohio Legacy”), completed the sale  of certain assets and the transfer of certain liabilities relative to two Premier branches located in Wooster, Ohio to The Commercial and Savings Bank of Millersburg, Ohio (“CSB”), a wholly owned subsidiary of CSB Bancorp, Inc., in accordance with an Office Purchase and Assumption Agreement (the “Agreement”), entered into in June 2011.  Under the terms of the Agreement, Premier sold to CSB branch deposit liabilities totaling $74.3 million which were funded with the sale of assets including $9.1 million in loans, $41.5 million in cash, $19 million in debt from the Federal Home Loan Bank, and $1.0 million in real estate and fixed assets.  The gain recognized on the transaction was approximately $3.7 million based on a 5% deposit premium and the assignment of a lease for one of the branch offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ohio Legacy Corp.

By:	/s/ Rick L. Hull
Rick L. Hull
President and Chief Executive Officer .

Date: October 19, 2011